Registration No. 333-9774
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   -----------

                             KONINKLIJKE AHOLD N.V.
                  (Exact name of Registrant as specified in its
                                    charter)

                                  ------------

         The Netherlands                           Piet Heinkade 167-173                     Not Applicable
(State or other jurisdiction of)                     1019 GM Amsterdam                      (I.R.S. Employer
  incorporation or organization                       The Netherlands                      Identification No.)
                                          (Address of principal executive offices)

                                   -----------

                     Ahold U.S.A., Inc. 401(k) Savings Plan
          Ahold U.S.A., Inc. 401(k) Savings Plan for Hourly Associates
           Ahold U.S.A., Inc. 401(k) Savings Plan for Union Associates
                              (Full Title of Plans)

                                  ------------

                                 Ward R. Kraemer
                                 Ahold USA, Inc.
                               1385 Hancock Street
                                Quincy, MA 02169
                              (617) 770-7121 (Name,
                          address and telephone number,
                   including area code, of agent for service)

                                  ------------

                                   Copies to:
                             Laura M. Sizemore, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036
                                 (212) 819-8200

                                  ------------

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

                       DEREGISTRATION OF UNSOLD SECURITIES

     This Post-Effective Amendment No. 2 relates to the Registration Statement on Form S-8 (File No. 333-9774) filed on December 23, 1998 with the Securities and Exchange Commission, as amended by Post-Effective Amendment No. 1 filed on February 23, 1999 (the "Registration Statement"), of Koninklijke Ahold N.V. (the "Company") registering 10,283,542 common shares, par value (euro)0.25 per share, of the Company to be issued in respect of, and an indeterminate amount of interests in, the Ahold U.S.A., Inc. 401(k) Savings Plan, Ahold U.S.A., Inc. 401(k) Savings Plan for Hourly Associates and the Ahold U.S.A., Inc. 401(k) Savings Plan for Union Associates (collectively the "Plans"). Effective December 4, 2003, the terms of the Plans were amended to permanently suspend the ability of a participant in the Plans to direct that any portion of his or her account be invested or reinvested in the Ahold Company Stock Fund under the Plans.

     As a result of the amendment of the Plans, the offering pursuant to the Registration Statement has been terminated. In accordance with the undertaking by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company and the Plans hereby remove from registration the common shares of the Company and the interests in the Plans that were registered but unsold under the Registration Statement.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amsterdam, Netherlands, on the 29th day of November, 2005.

                                       KONINKLIJKE AHOLD N.V.

                                       By /s/ Peter Wakkie
                                         ---------------------------------------
                                         Peter Wakkie
                                         Chief Corporate Governance Counsel and
                                         Member of the Corporate Executive Board

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                    Title                            Date
---------                                    -----                            ----

     /s/ A.C. Moberg          President and Chief Executive Officer     November 29, 2005
-------------------------     of the Company and Member of the
       A.C. Moberg            Corporate Executive Board
                              (Principal Executive Officer)

  /s/ Josst Sliepenbeek       Interim Chief Financial Officer           November 29, 2005
-------------------------
    Joost Sliepenbeek

    /s/ Peter Wakkie          Chief Corporate Governance Counsel        November 29, 2005
-------------------------     and Member of the Corporate Executive
      Peter Wakkie            Board

  /s/ Joost Sliepenbeek       SVP and Chief Accounting Officer          November 29, 2005
-------------------------     (Principal Accounting Officer)
    Joost Sliepenbeek

   /s/ Ward R. Kraemer        Authorized Representative in the          November 29, 2005
-------------------------     United States
     Ward R. Kraemer

     The Plans. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plans) have duly caused this Post-Effective Amendment No. 2 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Quincy, State of Massachusetts on the 29th day of November, 2005.

                               AHOLD USA, INC. 401(k) SAVINGS PLAN

                               By:   Ahold U.S.A. Support Services, Inc.,
                                     as Plan Administrator

                                     By: /s/ Ward Kraemer
                                        ----------------------------------------
                                        Name:   Ward Kraemer
                                        Title:  Vice President, Retirement Plans
                                                and Executive Compensation

                               AHOLD USA, INC. 401(k) SAVINGS PLAN FOR
                               HOURLY ASSOCIATES

                               By:   Ahold U.S.A. Support Services, Inc.,
                                     as Plan Administrator

                                     By: /s/ Ward Kraemer
                                        ----------------------------------------
                                        Name:   Ward Kraemer
                                        Title:  Vice President, Retirement Plans
                                                and Executive Compensation

                               AHOLD USA, INC. 401(k) SAVINGS PLAN FOR
                               UNION ASSOCIATES

                               By:   Ahold U.S.A. Support Services, Inc.,
                                     as Plan Administrator

                                     By: /s/ Ward Kraemer
                                        ----------------------------------------
                                        Name:   Ward Kraemer
                                        Title:  Vice President, Retirement Plans
                                                and Executive Compensation